UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2024 (January 26, 2024)

REGENERON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

000-19034	13-3444607
(Commission File Number)	(I.R.S. Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York	10591-6707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 847-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock – par value $0.001 per share	REGN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2024, based on a previously disclosed Chief Financial Officer succession plan, Regeneron Pharmaceuticals, Inc. (“Regeneron” or the “Company”) appointed Christopher Fenimore, currently the Company’s Senior Vice President, Controller, as Senior Vice President, Finance and Chief Financial Officer to succeed the current Chief Financial Officer, Robert E. Landry, who is retiring. On the same day, the Company also appointed Jason Pitofsky, currently the Company’s Vice President, Accounting and Financial Reporting, as Vice President, Controller. Each such appointment will be effective as of the day after Regeneron files its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 with the U.S. Securities and Exchange Commission (expected to occur on February 5, 2024).

Mr. Fenimore, 53, has served as Senior Vice President, Controller since January 2021. He previously served as Vice President, Controller from March 2017 to December 2020, as Vice President, Deputy Controller from January 2017 to March 2017, and as Vice President, Financial Planning from January 2012 to December 2016. Prior to joining the Company in 2003, he was Vice President, Finance for a biotechnology start-up and worked in other healthcare industry-focused venture capital and investment banking roles. Mr. Fenimore started his career as an auditor at KPMG and is a Certified Public Accountant in the State of New York. Mr. Fenimore holds an M.A. in Biotechnology from Columbia University, an M.B.A. in Professional Accounting from Rutgers Business School, and a B.A. in Economics from Rutgers University.

Mr. Pitofsky, 46, has served as Vice President, Accounting and Financial Reporting since January 2021. He previously served as Executive Director, Accounting and Financial Reporting from 2017 to 2020. Between 2011 and 2017, Mr. Pitofsky held positions of increasing responsibility in the Company’s accounting department. Prior to joining the Company in 2011, he was a Senior Manager at PricewaterhouseCoopers. Mr. Pitofsky holds a B.S. in Accounting from Binghamton University and is a Certified Public Accountant in the State of New York.

In connection with his anticipated appointment as the Company’s Chief Financial Officer, Mr. Fenimore’s 2024 base salary was increased to $660,000 and he was granted an equity award under the Company’s Second Amended and Restated 2014 Long-Term Incentive Plan with a target grant date fair value of $5,000,000. The equity award was granted in December 2023 and consists of options to purchase 8,499 shares of Company common stock, $0.001 par value per share (“Common Stock”), which will vest in four equal annual installments beginning on the first anniversary of the date of grant; and 2,370 shares of restricted Common Stock, which will vest 50% on each of the second and fourth anniversaries of the date of grant. No changes were made to Mr. Pitofsky’s current compensation arrangements in connection with his appointment discussed above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.

/s/ Joseph J. LaRosa
Joseph J. LaRosa
Executive Vice President, General Counsel and Secretary

Date: January 31, 2024